UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                     of 1934

                           Filed by the registrant [X]

                 Filed by a party other than the registrant [ ]

                           Check the appropriate box:

                      [X] Preliminary Information Statement

                   [ ] Confidential, for use of the Commission
                    (only as permitted by Rule 14c-5(d)(2))

                      [ ] Definitive Information Statement

                        ECLIPSE ENTERTAINMENT GROUP, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No fee required.

                [ ] Fee computed on table below per Exchange Act
                            Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.

(3) Filing Party:

(4) Date Filed:

                        ECLIPSE ENTERTAINMENT GROUP, INC.
                             10520 Venice Boulevard,
                          Culver City, California 90232
                    Phone: (310) 836-6790 Fax (310) 836-6795


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                              INFORMATION STATEMENT


                 WE ARE NOT ASKING YOU FOR A PROXY STATEMENT AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY

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Approximate date of Mailing of this Information Statement: ______________


TO ALL STOCKHOLDERS:

     NOTICE is hereby given that the Company will take the following actions pursuant to Written Consent of the Majority Shareholders of Eclipse Entertainment Group:

1. To approve the acquisition from Terrastar Data Corp., a Nevada Company, of an Exclusive Marketing License in exchange for 3,000,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights

2.   To approve the appointment of new members to the Board of Directors

     The Board of Directors has fixed the close of business on December 27th, 2002 as the Record Date for determining the Shareholders entitled to Notice of the foregoing.

     The costs of preparing, printing, and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                        ------------------------------
                                        Art Birzneck
                                        Its: President
                                        Date:

                               GENERAL INFORMATION

This information is being provided to the shareholders of Eclipse Entertainment Group, Inc. (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing (1) the acquisition from Terrastar Data Corp., a Nevada Company, of an Exclusive Marketing License in exchange for 3,000,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights, in accord with that agreement and the issuance of such stock. This gives TerraStar Data Corp. 49.75% voting control and ownership assuming conversion of the Class A Preferred shares. The total authorized capital stock of the Company currently consists of 50,000,000 shares of Common Stock with par value of $0.001 per share, 18,179,321 of which are issued and outstanding as of the record date. The shareholders holding shares representing 77.9% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions.

The Company's Board of Directors approved this action on December 31, 2002, and recommended that the acquisition be approved and the stock issued therefore.

                              SHAREHOLDER'S RIGHTS

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320(2) of the Nevada Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about January _______, 2002. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was December 27, 2002, (the "Record Date").

                               DISSENTER'S RIGHTS

     The Nevada Revised Statutes does not provide for dissenter's rights in connection with a change in the board of directors an acquisition of assets.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 18,179,321 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one
(1) vote on all matters submitted to the shareholders.

                VOTING SECURITITES AND PRINCIPAL HOLDERS THEREOF

The following Table sets forth the Common Stock ownership information as of December 27, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Acquisition described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

TABLE 1. BENEFICIAL OWNERSHIP (A)

                                           Shares
Shareholder name                      Beneficially Owned     Percent of Class
----------------                      ------------------     ----------------

Alec Rossa                                  325,000                1.8%
Andreas Schmidt                             200,000                1.1%
Andy Chu                                    150,000                 .8%
Art Birzneck, Jr.(1)(2)                   1,274,500                7.0%
Art Birzneck, Sr.                           110,000                 .6%
Bernice Birzneck                             13,500                .07%
Blackwell, Donaldson & Co.                  572,650                3.1%
Bonn Securities AG                          400,000                2.2%
Brent Nelson*(1)(2)                         365,750                2.0%
Franco Columbu(1)(2)                      1,253,750                6.7%
Eric Birzneck                                 2,500                .01%
Haywood Securities                        1,216,420                6.7%
Joseph Fiore                                878,250                4.8%
Lorraine DeGuzman                             1,500               .008%
Luzern Group Inc.                           600,000                3.3%
Mark VanAusdal                              150,000                .83%
Martin McCurry                              330,000                1.8%
Matrix Securities                           600,000                3.3%
Northwest Capital Partners*(1)(2)         2,605,520               14.3%
Oxford Investments                          400,000                2.2%
Richard Eriksen                             500,000                2.8%
Rob Angel                                    95,000                .52%
Ron Rosella                                 417,000                2.3%
Stuart Goodwin                                  250               .001%
Tom DeDonato                                 75,000                .41%
Thomas Hudson                               500,000                2.8%
Trafalgar Investments                       600,000                3.3%
Mike Wiesmann                               493,000                2.7%
1642 Holdings                                38,500                .21%

(1) Director and Officer
(2) Consenting shareholder
*   Owns greater than 5% when all shareholdings combined
**  A company owned and controlled by Brent Nelson

PURPOSE AND EFFECT OF APPROVAL OF ACQUISITION AND ISSUANCE OF SHARES THEREUNDER.

The Board of Directors believes that the acquisition of TerraStar Marketing Inc. will enhance shareholder value and increase revenue and profitability.

TerraStar Data Corp., a Nevada company, (herein "TerraStar") has developed a computer product to provide a turnkey solution to the plethora of problems conventionally configured PC's have failed to resolve in specific industry applications. TerraStar has developed a product, which offers all commercial PC users a versatile, task specific hardware/Open Source Software computer requiring no special configuration or software installation called the TaskStation(TM). The TaskStation's(TM) available and constantly upgraded "software and applications package" includes an extensive suite of popular software applications pre-loaded in a small footprint high quality all in one PC device. TerraStar's product will provide computer users with a versatile and re-configurable alternative to the now common low quality standardized PC "appliance". TerraStar has designed and built the prototype product based upon extensive client input indicating that commercial computer users are ready and willing to adopt TaskStation(TM) as the preferred next generation desktop PC device.

The product has been designed to take advantage of a fundamental shift in PC software taking place worldwide. Computer users through the use of TerraStar's product will have a viable cost-efficient alternative to expensive proprietary operating systems and applications in the form of "Open Source" software.

"Open Source" software is a collection of constantly evolving programs created and developed by thousands of talented programmers worldwide and provided to contributing developers for their applications. The "Open Source" movement has made monumental progress during the past several years bringing Open Source applications to the level of quality users of other commercially available software expect. This fact combined with some commercial operating system and application vendors instigating controversial licensing schemes in attempts to extract more money from users for essentially the same software already paid for, is driving PC users to seek alternating solutions. Numerous governments around the world, responding to cost and security issues, are now making it policy to seek "Open Source" solutions for all their computing applications.

TerraStar has developed the product based upon the assumption that small foot print, flat screen, all-in-one, open source configuration is the next wave of PC devices. TerraStar preliminary demonstrations indicate that commercial computer users are ready and willing to adopt the TaskStation(TM) device that offers something more than standardized computer offerings.

The enthusiastic response to the existing TaskStation(TM) pre-production prototype and successful integration with the supporting Internet based portal and services suite, which have been in operation over the past 6 years, has mandated that a full marketing program be implemented. The Company intends to utilize the Exclusive Marketing License to implement a full marketing rollout of the product into all available markets With a production plan and time-line in place, the next phase is to assist with the provision of the necessary financing to allow TerraStar Data Corp. to begin production and assembly. The Company will also begin its preliminary marketing campaign to generate orders for initial client placement

Given these considerations, the Board of Directors has decided that it is in the best interests of the Company and the stockholders to:

(a) approve the acquisition agreement with TerraStar Marketing Inc. and issue the 3,000,000 Class A Preferred shares with 6 to 1 voting rights and convertible into 18,000,000 common shares required to be exchanged thereunder.

PURPOSE AND EFFECT OF ELECTION OF ADDITIONAL MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors believes it would be beneficial to elect additional new directors more in accord with the Company's new business plan. The proposed directors are:

Gary Campbell, B. Comm., LL.B., Director and CEO, Mr. Campbell has practiced as a corporate/commercial, broadcasting and securities attorney. Mr. Campbell has been instrumental in the formation and funding of numerous telecommunications, high technology and entertainment and media projects. Mr. Campbell has a long-standing involvement with assisting businesses with the discovery, development and introduction of innovative technologies, as well as the creative application of new technological concepts. Mr. Campbell's experience includes structuring and administering the startup, development, and market introduction of several broadcasting, telecommunications and high technology organizations. Mr. Campbell is the co-founder of TerraStar Data Corp. the developer of the TaskStation(TM)and related server technology. Mr. Campbell sits on the Board of Advisors of Karatcom Inc. a private Santa Barbara based cellular telecommunications tower developer. Mr. Campbell also sits on the Board of Governors of Meadowridge Private School. Mr. Campbell has degrees in both Commerce and Law.

Frank Mashburn, B. Sc., Director, and President, Mr. Mashburn provides the Company with over 25 years of direct industry experience as a Senior Officer of various high technology ventures, combined with various senior telecommunications, manufacturing and marketing assignments, throughout the US England, India and the Philippines, as Senior International project manager with Bechtel Inc., one of the world's largest privately held engineering and construction firms. Mr. Mashburn has developed formidable management and organizational skills through organizing and operating numerous organizations throughout his distinguished career. Mr. Mashburn began his career in the US ARMY and graduated from the US Military Academy at West Point. Mr. Mashburn is a US Army Ranger, Green Beret, former member of the US ARMY Special Operations Group and served two tours in Vietnam.

Albert Cook BA, MD, Director, Dr. Cook will provides advice and guidance to the Company in all areas related to medicine, technology and the Internet. Dr. Cook is currently part owner and medical director of Hemet Health Care Surgicenter, employing thirty-five employees and the Golden West Pain Center, another Surgicenter, employing twelve people. Dr. Cook is also Director and CEO of ScreenMD.com Inc. a private medical diagnostic Company. Dr. Cook practicing in the specialty of family practice for four years, then took a residency in anesthesiology and pain management at Los Angeles County General Hospital, University of Southern California Medical Center prior to forming his own medical centers. Dr. Cook has a Bachelor of Arts degree from UCLA and a Doctor of Medicine degree from the University of California at Irvine.

William Philip Blase, MD, M.Sc., FACS, Director, Dr. Blase has had a distinguished career in all aspects of the medical profession with a practice emphasis on Ophthalmology, a background in medical research, as well as administration and management issues of modern medical practice. Dr. Blase is also currently a Trustee for a California District Hospital System. Dr Blase has served eight years as a Trustee of the Valley Health System in Riverside California and has recently completed his term as Chairman of the Board. Dr. Blase is also a Diplomate of the National Board of Medical Examiners, the American Board of Ophthalmology, and the American Board of Quality Assurance and Utilization Review. Dr. Blase has published numerous articles and several book chapters. Dr. Blase is a graduate of Dartmouth College, the University of Virginia School of Medicine and Oxford University, and did his medical post graduate training at Johns Hopkins.

Given these considerations, the Board of Directors has decided that it is in the best interests of the Company and the stockholders to elect Gary Campbell, Frank Mashburn, William Blase and Alan Cook to the board of directors.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The anticipated compensation to be paid to new officers and directors of Eclipse has not been determined at this time.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee for election as a director, associate of any director, nominee for election as an executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed acquisition which is not shared by all other stockholders, except as follows:

a) Mr. Gary Campbell owns or controls 50%of the issued and outstanding shares of TerraStar Data Corp, the Company who will be receiving the 3,000,000 Class A Preferred shares.

                             ADDITIONAL INFORMATION

     Additional information concerning the Company, including all reports filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. or by contacting the Company directly.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the acquisition, and new Board of Directors. Your consent to these items is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


Date: ________________                  ECLIPSE ENTERTAINMENT GROUP, INC.

                                        /s/ Art Birzneck
                                        By:    Art Birkneck
                                        Title: President/Director